Exhibit 4.3

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of November 21, 2024, among (i) Smurfit Kappa Treasury Unlimited Company, a public unlimited company incorporated under the laws of Ireland (the “Issuer”); (ii) Smurfit Westrock Financing DAC, a designated activity company incorporated under the laws of Ireland, as “New Guarantor” (the “New Guarantor”); and (iii) Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Issuer, the guarantors party thereto, Deutsche Bank Trust Company Americas, as Trustee, Paying Agent, Transfer Agent and Registrar, have heretofore executed an Indenture, dated as of April 3, 2024 (as amended or supplemented, the “Indenture”), providing for the issuance of 5.200% Senior Notes due 2030, 5.438% Senior Notes due 2034 and 5.777% Senior Notes due 2054 (collectively, the “Notes”) by the Issuer;

WHEREAS, Section 4.8 of the Indenture provides that under certain circumstances the Issuer is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture providing for a Guarantee of payment of the Notes by the New Guarantor on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Issuer, the New Guarantor and the Trustee are authorized to execute and deliver this Supplemental Indenture without the consent of any Holder of a Note.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Issuer, the New Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors, to fully and unconditionally guarantee the Issuer’s obligations under the Notes on the terms and subject to the conditions set forth in Article X of the Indenture and all the other applicable provisions of the Indenture and the Notes.

2.Agreement to be Bound. The New Guarantor hereby shall be a party to the Indenture as a Guarantor and as such shall have all of the rights of, be subject to all of the obligations and agreements of and be bound by all of the provisions applicable to a Guarantor of the Notes under the Indenture and the Notes.

3.Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

4.Governing Law. This Supplemental Indenture and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York.

5.Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

6.Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart signature page by facsimile, e-mail (PDF) or other electronic signature means shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture.

7.Incorporation by Reference. Section 11.8 of the Indenture is incorporated by reference into this Supplemental Indenture as if more fully set out herein.

8.Effect of Headings; Certain Definitions. The Section headings herein are for convenience only and shall not affect the construction thereof. Any capitalized term used but not otherwise defined herein shall have the meaning set forth in the Indenture.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

Issuer

SIGNED and DELIVERED as a deed
for and on behalf of
SMURFIT KAPPA TREASURY
UNLIMITED COMPANY
by its duly authorized attorney

in the presence of	Ken Bowles
and delivered as a deed	Signature

/s/ Rory Carbery
Witness (Signature)

William Fry LLP
2 Grand Canal Square
Dublin 2

Solicitors
Witness Occupation

[Supplemental Indenture to SKT 2024 Indenture]

New Guarantor

SIGNED and DELIVERED as a deed
for and on behalf of
SMURFIT WESTROCK FINANCING DAC
by its duly authorized attorney

in the presence of	Ken Bowles
and delivered as a deed	Signature

/s/ Rory Carbery
Witness (Signature)

William Fry LLP
2 Grand Canal Square
Dublin 2

Solicitors
Witness Occupation

[Supplemental Indenture to SKT 2024 Indenture]

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Trustee

By:	/s/ Irina Golovashchuk
Name: Irina Golovashchuk
Title: Vice President

By:	/s/ Chris Niesz
Name: Chris Niesz
Title: Director

[Supplemental Indenture to SKT 2024 Indenture]